Exhibit 99.1

TO: All CTI Employees

FROM: Adam Craig

SUBJECT: Acquisition by SOBI—The Next Chapter of the CTI Story

Dear CTI Colleagues

I am very proud of the work we have done over the last few years to transform CTI into a successful and dynamic commercial organization. Throughout this time, we have all been aligned on one common mission – improving the lives of patients with cytopenic myelofibrosis. We have worked hard and built a great patient-focused company. As a result of our success, we will now embark on the next chapter of the CTI story.

Earlier today, our Board unanimously approved the acquisition of CTI by Swedish Orphan Biovitrum AB (“Sobi”), a global healthcare leader in treatment of rare disease, with innovative therapies in the areas of hematology, immunology and specialty care. Sobi’s investment in CTI validates the strength of our business and recognizes the unique value and role you have created for VONJO® in the treatment of myelofibrosis. This remarkable accomplishment was achieved by just 144 employees, which is a testament to the quality and dedication of each individual on the CTI team.

With its commitment to the care of patients with rare diseases and its strategic priority expand its hematology franchise, I am confident that Sobi is the right partner for CTI. With over 1,600 employees, Sobi has a large international presence with operations in approximately 30 countries. As part of this acquisition, Sobi will expand its footprint in the United States, with CTI having access to a broader range of resources within the Sobi network.

Importantly, Sobi recognizes that CTI has some of the most talented, passionate and innovative minds in hematology-oncology, a workforce they intend to leverage for the success of the combined company.

Next Steps

The announcement today is just the first step in the journey of CTI becoming part of the Sobi family. We expect to close the transaction in the third quarter of 2023, subject to customary closing conditions. Until then, we remain separate companies and it is business as usual for everyone at CTI.

I will be hosting an all-employee Town Hall meeting on Wednesday morning at 7:30 a.m. PT, 10:30 a.m. ET, where I look forward to discussing the announcement in more detail and answering questions. I encourage everyone to join the meeting. At that meeting, I will also provide important guidance on communications about the transaction. In the meantime, please refrain from social media, email and other written communications about the transaction.

On a personal note, I am immensely proud to share this news with you. It’s been an amazing privilege to lead CTI over the last 6 years. Your hard work and commitment to successfully building a company and launching VONJO for cytopenic MF patients has been truly inspiring. I look forward to a bright future as part of Sobi.

With thanks,

Adam

Additional Information and Where to Find it

The tender offer described in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of CTI BioPharma Corp. (“CTI”), nor is it a substitute for any tender offer materials that CTI or Swedish Orphan Biovitrum AB (together with its subsidiaries, “Sobi”) will file with the SEC. A solicitation and an offer to buy shares of CTI will be made only pursuant to an offer to purchase and related materials that Sobi intends to file with the SEC. At the time the tender offer is commenced, Sobi will file a Tender Offer Statement on Schedule TO with the SEC, and CTI will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. CTI’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be sent to all stockholders of CTI at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting Sobi or CTI. Free copies of these materials and certain other offering documents will be made available by CTI by mail to CTI BioPharma Corp., 3101 Western Ave #800, Seattle, WA 98121, Attention: Investor Relations, by email at invest@ctibiopharm.com, or by directing requests for such materials to the information agent for the offer, which will be named in the tender offer materials. Copies of the documents filed with the SEC by CTI will be available free of charge under the “Investor Relations” section of CTI’s internet website at https://investors.ctibiopharma.com/.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Sobi and CTI file periodic reports and other information with the SEC. Sobi’s and CTI’s filings with the SEC are also available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Forward Looking Statements

This communication contains forward-looking statements related to CTI, Sobi and the proposed acquisition of CTI by Sobi (the “Transaction”) that involve substantial risks and uncertainties. Forward-looking statements include any statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions. In this communication, CTI’s forward-looking statements include statements about the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions to the consummation of the Transaction; statements about the expected timetable for completing the transaction; CTI’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of CTI and Sobi, the ability to successfully commercialize VONJO and generate future revenues with respect to VONJO, and the anticipated timing of the closing of the Transaction.

Forward-looking statements are subject to certain risks, uncertainties, or other factors that are difficult to predict and could cause actual events or results to differ materially from those indicated in any such statements due to a number of risks and uncertainties. Those risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include, among other things: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of CTI’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that

2

various closing conditions for the Transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Transaction; the effects of the Transaction on relationships with employees, other business partners or governmental entities; the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; that Sobi may not realize the potential benefits of the Transaction; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; Transaction costs; actual or contingent liabilities; and other risks listed under the heading “Risk Factors” in CTI’s periodic reports filed with the U.S. Securities and Exchange Commission, including current reports on Form 8-K, quarterly reports on Form 10-Q, annual reports on Form 10-K, as well as the Schedule 14D-9 to be filed by CTI and the Schedule TO and related tender offer documents to be filed by Sobi and Cleopatra Acquisition Corp., a wholly owned subsidiary of Sobi. You should not place undue reliance on these statements. All forward-looking statements are based on information currently available to CTI and Sobi, and CTI and Sobi disclaim any obligation to update the information contained in this communication as new information becomes available.

3